Exhibit 1.1

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Class A Common Stock

(par value $0.01 per share)

Amended and Restated At Market Issuance Sales Agreement

November 20, 2019

B. Riley FBR, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Compass Point Research and Trading, LLC

1055 Thomas Jefferson Street, NW

Suite 303

Washington DC 20007

Ladies and Gentlemen:

Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), together with Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”) and B. Riley FBR, Inc. (“B. Riley”) are parties to that certain At Market Issuance Sales Agreement dated September 13, 2019 (the “Original Agreement”). Together with Robert W. Baird & Co. Incorporated (“Baird”), JMP Securities LLC (“JMP”) and Compass Point Research and Trading, LLC (“Compass Point”; each of B. Riley, Baird, JMP and Compass Point individually an “Agent” and together, the “Agents”) , the Transaction Entities and the Agents desire to amend and restate the Original Agreement as set forth in this agreement (this “Agreement”), and hereby agree as follows:

1.               Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agents, as sales agent or principal, shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), up to an aggregate amount of $100,000,000 (the “Placement Shares”); provided, however, that in no event shall the Company issue or sell through the Agents such number of Placement Shares that (i) exceeds the number of shares or dollar amount of Common Stock included in the Prospectus (as defined below) pursuant to which the offerings contemplated hereunder are being made, or (ii) exceeds the number of authorized but unissued shares of the Company’s Common Stock (the lesser of (i) and (ii), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agents will be effected pursuant to the Registration Statement (as defined herein) filed by the Company on May 17, 2018 and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on May 23, 2018, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement under on Form S-3 (File No. 333- 224990), which includes a base prospectus (the “Base Prospectus”), relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement to the Base Prospectus specifically relating to the Placement Shares (the “Prospectus Supplement”). Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, as a result of the end of the three-year period described in Rule 415(a)(5) of the Securities Act is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which the Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, is herein called the “Prospectus.” The Company will furnish to the Agent, for use by the Agent, copies of the Prospectus. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

Pursuant to the Second Amended and Restated Agreement of Limited Partnership, as amended (the “OP Agreement”) of the Operating Partnership, as amended, upon receipt of the net proceeds of the sale of the Placement Shares in connection with a Placement, the Company, through its wholly-owned subsidiary, Bluerock REIT Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), will contribute such net proceeds to the Operating Partnership in exchange for a number of units of limited partnership interest in the Operating Partnership (“OP Units”) that is equivalent to the number of Placement Shares sold pursuant to this Agreement in connection with such Placement (the “Company OP Units”).

2.              Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify an Agent (the “Designated Agent”) by email notice (or other method mutually agreed to in writing by the parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals for the Designated Agent set forth on Schedule 2, as such Schedule 2 may be updated from time to time with respect to the individuals of each party, by such party providing written notice to the other party of the addition or deletion of individuals of such party. Provided that the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective unless and until (i) the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares under the Placement Notice thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Section 2 or Section 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.              Sale of Placement Shares by the Agents. Subject to the terms and conditions of this Agreement, the Designated Agent, for the period specified in a Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of such national securities exchange that the Company’s Placement Shares are listed on (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the (i) number of Placement Shares sold on such day, (ii) the volume weighted average price at which such Placement Shares were sold, (iii) gross proceeds from such sales, (iv) compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and (v) Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Designated Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act Regulations. “Trading Day” means any day on which Common Stock is purchased and sold on the Exchange.

4.             Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

5.               Sale and Delivery to Designated Agent; Settlement.

(a)            Sale of Placement Shares. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Shares, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to comply with its obligations under Section 3(a), and (iii) the Designated Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent and the Company.

(b)            Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent for the Placement Shares, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)            Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee a reasonable period of time prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, through no fault of the Designated Agent, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, the Company will hold the Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable).

(d)            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement, and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing.

(e)            Sales Through Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares shall only be effected by or through an Agent, and only a single Agent, on any single given date, and in no event shall the Company request that more than one Agent sell Securities on the same day; provided however that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instruction governing such securities, (B) sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such person and (ii) such limitation shall not apply (A) on any day during which no sales are made pursuant to this Agreement or (B) during a period in which the Company has notified the Agents that it will not sell Common Stock under this Agreement and (1) no Placement Notice is pending or (2) after a Placement Notice has been withdrawn.

6a.             Representations and Warranties of the Company. The Company represents and warrants to the Agents, as of the date hereof and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time, that:

(a)            Filing and Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act. The Placement Shares all have been duly registered under the Securities Act pursuant to the Registration Statement. To the knowledge of the Company, it has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information in connection with the Registration Statement, if any. No stop order suspending the effectiveness of or use of the Registration Statement has been issued under the Securities Act, and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any such purposes have been instituted and are pending or, to the knowledge of the Company, are contemplated by the Commission. The Company satisfied all applicable requirements for the use of Form S-3 when the Registration Statement was declared effective by the Commission, at the time of each post-effective amendment thereto, and will satisfy all applicable requirements for the use of Form S-3 at each Applicable Time. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply (as applicable) in all material respects with the requirements of the Exchange Act.

(b)            Compliance with Securities Act Requirements. (A) At each Applicable Time, the Registration Statement or any post-effective amendment thereto complied and will comply in all respects to the requirements of the Securities Act and the Securities Act Regulations thereunder, and did not, does not and will not include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) the Prospectus and each amendment or supplement thereto, as of their respective issue dates, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations thereunder, and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained herein do not apply to statements in or omissions from any document discussed herein based upon written information furnished to the Company by the Agents specifically for use therein, it being understood and agreed that such information is only that described as such in Section 8 hereof and the third sentence of the first paragraph of the “Plan of Distribution” in the Prospectus Supplement (collectively, the “Agent Information”). The Prospectus delivered to the Agents for use in connection with the offering of the Placement Shares was or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, as of its issue date and, to the extent not superseded or modified, at all subsequent times through the completion of the public offer and sale of the Placement Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Prospectus or any preliminary prospectus. Each Issuer Free Writing Prospectus, if any, conformed, conforms or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations thereunder. The Company has not made any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents, which consent shall not be unreasonably withheld, conditioned or delayed. The Company (A) has filed or will file each Issuer Free Writing Prospectus required to be filed with the Commission pursuant to the Securities Act and the Securities Act Regulations thereunder in accordance therewith and/or (B) has retained or will retain in accordance with the Securities Act and the Securities Act Regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Securities Act Regulations thereunder.

(d)            Ineligible Issuer Status. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Placement Shares pursuant to Rules 164, 405 and 433, including (x) the Company or its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or its subsidiaries in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding or examination under Section 8 of the Act and not being the subject of a pending proceeding under Section 8A of the Act in connection with an offering, all as described in Rule 405.

(e)            Good Standing of the Transaction Entities. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with the full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business, properties or prospects of the Transaction Entities and each of their respective Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

(f)             Subsidiaries. Each Subsidiary (including, without limitation, Holdings LLC) has been duly incorporated or organized and is validly existing, and, to the actual knowledge of the Company, is in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation or organization, and, to the actual knowledge of the Company, is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock, partnership interests or membership interests of each Subsidiary, including the outstanding LTIP Units of the Operating Partnership, has been duly authorized and validly issued and is fully paid and nonassessable (except with respect to future capital contributions as provided in the operating agreement or limited partnership agreement (or similar organizational document) of the applicable Subsidiary made subsequent to the date hereof); and, except as disclosed in the Registration Statement and the Prospectus or as would not be required to be disclosed in a report required to be filed pursuant to the Exchange Act or Exchange Act Regulations, the Transaction Entities or such Subsidiary, as applicable: (i) hold, directly or indirectly, good and marketable title to their respective capital stock, partnership interests or membership interests of each Subsidiary, free from liens, encumbrances and defects, subject only to restrictions on transfer imposed under applicable U.S. federal and state securities laws and the limited liability company agreement, partnership agreement (or similar organizational document) of the applicable Subsidiary; and, (ii) have not conveyed, transferred, assigned, pledged or hypothecated any of their respective capital stock, partnership interests or membership interests, in whole or in part, or granted any rights, options or rights of first refusal or first offer to purchase any of such stock interests or any portion thereof.

(g)            Subsidiaries of Transaction Entities. As of the date hereof, the Transaction Entities do not own or control, directly or indirectly, any corporation, association or other entity other than (i) the Subsidiaries listed on Schedule 4; and (ii) such other entities omitted from Schedule 4 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(h)             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities and is enforceable against each Transaction Entity in accordance with the applicable terms contained herein.

(i)             Shares. The Placement Shares and all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than (i) the grant of additional securities under the Company’s equity incentive plans, changes in the number of shares of capital stock outstanding due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, capital stock, (iii) as a result of the issuance of the Placement Shares; (iv) as a result of the issuance of shares of capital stock pursuant to any dividend reinvestment plan of the Company, or (v) any repurchases of capital stock of the Company); all outstanding shares of capital stock of the Company are, and, when the Placement Shares have been delivered and paid for in accordance with this Agreement at each Applicable Time, and such Placement Shares will be, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement and the Prospectus and to the description of such Placement Shares contained therein; the stockholders of the Company have no preemptive rights with respect to the Placement Shares; none of the outstanding shares of Common Stock have been issued in violation of any preemptive or similar rights of any security holder; any forms of certificates used to represent the Placement Shares comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents of the Company, and with any requirements of the Exchange; the Placement Shares have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding (a) securities of the Company reserved for any purpose (other than with respect to certain OP Units and LTIP Units disclosed in the Prospectus), (b) securities or obligations of the Company convertible into or exchangeable for any shares of Common Stock, (c) warrants, rights or options to subscribe for or purchase from the Company any such shares of Common Stock or any convertible or exchangeable securities or obligations or (d) obligations of the Company to issue or sell any shares of Common Stock or any convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(j)              No Equity Awards. Except for grants disclosed in the Registration Statement and the Prospectus, the Company has not granted, to any person or entity, a stock option or other equity-based award of or to purchase Common Stock, pursuant to an equity-based compensation plan or otherwise.

(k)            OP Units. The Company OP Units and all outstanding OP Units have been duly authorized; all outstanding OP Units are, and, when the Company OP Units have been delivered and paid for in accordance with the OP Agreement, the Company OP Units will be validly issued and will conform to the information in the Registration Statement and the Prospectus and to the description of such Company OP Units contained therein; the holders of the outstanding OP Units have no preemptive rights with respect to the outstanding OP Units; none of the outstanding OP Units have been issued in violation of any preemptive or similar rights of any security holder; all outstanding OP Units have been and all Company OP Units have been and will be, issued and sold in compliance with all applicable federal and state securities laws. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding (a) securities of the Operating Partnership reserved for any purpose, (b) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (c) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (d) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(l)             No Finder’s Fee. Except for the Agents’ discounts and commissions payable by the Company to the Agents in connection with the Placement Shares contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings that would give rise to a valid claim against the Company or the Agents for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(m)           Registration Rights. Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings by either of the Transaction Entities or their respective Subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or such Subsidiaries to file a registration statement under the Act with respect to any securities of either of the Transaction Entities or their respective Subsidiaries owned or to be owned by such person or to require either of the Transaction Entities or such Subsidiaries to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by either of the Transaction Entities or such Subsidiaries under the Securities Act (collectively, “Registration Rights”).

(n)            Listing. The Placement Shares have been approved for listing on the Exchange, subject to official notice of issuance.

(o)            Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the OP Agreement or any other agreements in connection with the offering, issuance and sale of the Placement Shares by the Company or the issuance and sale of the Company OP Units by the Operating Partnership, except such as have been already obtained or as may be required under the Securities Act, Exchange Act Regulations, state securities laws, Financial Industry Regulatory Authority (“FINRA”) or the Exchange.

(p)            Title to Property. (1) The Transaction Entities hold, directly or indirectly through their respective Subsidiaries, good and marketable fee simple title to all of the real properties described in the Registration Statement and the Prospectus and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (individually, a “Property” and collectively, the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement and the Prospectus, or do not materially affect the value of such Properties as a whole and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company; (2) except as set forth in the Registration Statement and the Prospectus, none of the Transaction Entities or any of their respective Subsidiaries owns any material real property other than the Properties; (3) except as set forth in the Registration Statement and the Prospectus, the mortgages or deeds of trust that encumber certain of the Properties are not convertible into debt or equity securities of the Transaction Entities and their respective Subsidiaries and such mortgages and deeds of trust are not cross-defaulted with any loan not made to, or cross-collateralized to any property not owned directly or indirectly by, the Transaction Entities or their respective Subsidiaries; (4) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as would not individually or in the aggregate materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Transaction Entities; (5) except as set forth in the Registration Statement and the Prospectus, neither of the Transaction Entities nor their respective Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which if consummated would reasonably be expected to have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole, and none of the Transaction Entities and their respective Subsidiaries know of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (6) no third party has an option or a right of first refusal to purchase any Property or any portion thereof or direct interest therein, except as such is set forth in the Registration Statement and the Prospectus; and (7) each of the Transaction Entities or one of its respective Subsidiaries has obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on each Property that insures the Transaction Entities’, the respective Subsidiary’s fee interest in such Property.

(q)               Leases. (1) Each of the Transaction Entities or one of its Subsidiaries holds the lessor’s interest under the applicable leases with any tenants occupying each Property (collectively, the “Leases”); (2) other than the Leases, none of the Transaction Entities or their respective Subsidiaries has entered into any agreements that would materially affect the value of the Properties as a whole or would materially interfere with the use made and proposed to be made of such Properties as a whole by the Transaction Entities; (3) none of the Transaction Entities, their respective Subsidiaries, or, to the Transaction Entities’ knowledge, any other party to any Lease, is or, upon consummation of the transaction contemplated by this Agreement, will be in breach or default of any such Lease, except as to any such breach or default as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; (4) no event has occurred or, to the Transaction Entities’ knowledge, has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, permit termination, modification or acceleration under such Lease, except as to any such default as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; (5) each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity, except as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; and (6) none of the Transaction Entities, their respective Subsidiaries, or, to the Transaction Entities’ knowledge, any other party to any Lease, is a party to any ground lease, sublease or operating sublease relating to any of their Properties.

(r)                Utilities. To the knowledge of the Transaction Entities and their respective Subsidiaries, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(s)                Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Placement Shares by the Company and the issuance and sale of the Company OP Units by the Operating Partnership, and the use of net proceeds therefrom as contemplated by the Registration Statement and the Prospectus, will not result in a breach or violation of any of the terms or provisions of, or constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any of their respective Subsidiaries pursuant to (A) the Organizational Documents (as defined below) of the Transaction Entities or any of their respective Subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Transaction Entities or any of their respective Subsidiaries or any of their Properties, or (C) any agreement or instrument to which the Transaction Entities or any of their respective Subsidiaries is a party or by which the Transaction Entities or any of their respective Subsidiaries is bound or to which any of the Properties of the Transaction Entities or any of their respective Subsidiaries is subject, and except in case of clause (B) only, for such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of their respective Subsidiaries.

The term “Organizational Documents” as used herein means (a) in the case of a trust, its declaration of trust and bylaws; (b) in the case of a corporation, its charter and bylaws; (c) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (d) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(t)                 Absence of Existing Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective Subsidiaries is (A) in violation of its respective Organizational Documents; (B) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan, contract, note, agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)               Reserved.

(v)               Possession of Licenses and Permits. The Transaction Entities and each of their respective Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Transaction Entities or any of their respective Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(w)             Absence of Labor Dispute. No labor dispute with the employees of the Transaction Entities or their respective Subsidiaries exists, except as described in the Registration Statement or Prospectus, or, to the knowledge of the Transaction Entities, is imminent, which, in any such case, would, singly or in the aggregate, result in a Material Adverse Effect.

(x)               Possession of Intellectual Property. The Transaction Entities and their respective Subsidiaries have access to, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them; and neither the Transaction Entities nor their respective Subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole.

(y)               Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, neither of the Transaction Entities nor any of their respective Subsidiaries (and, to the knowledge of the Transaction Entities, no tenant or subtenant of any Property or portion thereof owned or leased by the Transaction Entities or their respective Subsidiaries) is in violation of any Environmental Law, including relating to the release of Hazardous Materials, and there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance, investigations or proceedings relating to any such violation or alleged violation. There are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Transaction Entities or any of their respective Subsidiaries under, or to interfere with or prevent compliance by the Transaction Entities or any of their respective Subsidiaries with, Environmental Laws, except as such would not have a Material Adverse Effect and would not have a material adverse effect on a Property or a prospective acquisition property described in the Prospectus, or any of their respective operations, financial results or value. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a Material Adverse Effect.

(z)               Accurate Disclosure. The statements in the Registration Statement and the Prospectus under the captions “Description of Capital Stock,” and “Material Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(aa)            Absence of Manipulation. None of the Transaction Entities, any of their respective Subsidiaries or any affiliates of the Transaction Entities, has taken, directly or indirectly, any action that is designed to or that has constituted or that would cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(bb)           Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate and, to the extent required, they have obtained written consent to use such data from such sources.

(cc)            Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd)           Internal Controls. The Transaction Entities and each of their respective subsidiaries maintain (A) effective internal controls over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the Exchange Act) and (B) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Other than as set forth in the Registration Statement and the Prospectus, since the date of the most recent balance sheet of the Company reviewed or audited by the Company’s accountants, (i) the Audit Committee of the board of directors of the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) there have been no significant changes in internal controls over financial reporting that has materially affected the Company’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee)            Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15 under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ff)              XBRL. The interactive data in extensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)           Litigation. Other than as described in the Registration Statement and Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Transaction Entities or any of their respective Subsidiaries or Properties that, if determined adversely to the Transaction Entities or any of their respective Subsidiaries or Properties, would materially and adversely affect the ability of the Transaction Entities to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Placement Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Transaction Entities’ knowledge, threatened or contemplated against the Transaction Entities, Holdings LLC, any direct or indirect Subsidiary of the Transaction Entities or the Properties.

(hh)           Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the balance sheet, statements of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included in the Registration Statement and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in accordance with GAAP the information required to be stated therein. The combined statements of revenue and certain expenses included in the Registration Statement and the Prospectus, together with the related notes, comply with Rule 8-06 or Rule 3-14, as applicable, of Regulation S-X and present fairly in all material respects the revenue and certain expenses of the applicable Property for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Company and its consolidated Subsidiaries included therein and comply with the Commission’s rules and guidelines with respect thereto. The pro forma financial statements, if any, and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, comply with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act or Securities Act Regulations thereunder. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Securities Act Regulations ) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act to the extent applicable.

(ii)              No Material Adverse Change in Business. Except as disclosed in the Registration Statement and the Prospectus or as would not be required to be disclosed in a report required to be filed pursuant to the Exchange Act or Exchange Act Regulations, since the end of the period covered by the latest audited financial statements included in the Prospectus (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, earnings, properties or prospects of the Transaction Entities and their respective subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Transaction Entities and the Subsidiaries, on any class of the capital stock, membership interest or other equity interest, as applicable, (C) there has been no material change in the capital shares of stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Transaction Entities or any of their respective Subsidiaries, (D) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Transaction Entities and their respective Subsidiaries, other than transactions in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement and the Prospectus, (E) there has not been any obligation, direct or contingent, which is material to the Transaction Entities and their respective Subsidiaries, taken as a whole, incurred by the Transaction Entities and their respective Subsidiaries, except obligations incurred in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement and the Prospectus, and (F) none of the Transaction Entities or any of their subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that would, singly or in the aggregate, have a Material Adverse Effect.

(jj)              Investment Company Act. Neither of the Transaction Entities are, nor after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk)           Insurance. The Transaction Entities and each of their respective Subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Transaction Entities, their respective Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; neither of the Transaction Entities nor any of their respective Subsidiaries has been refused any insurance coverage sought or applied for; neither of the Transaction Entities nor any of their respective Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a similar cost as currently paid, except as set forth in or contemplated in the Registration Statement and the Prospectus; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

(ll)              Tax Law Compliance. Each of the Transaction Entities and the Subsidiaries has timely filed all federal, state and local tax returns that are required to be filed or has timely requested extensions thereof (“Returns”), except for any failures to file that, individually or collectively, would not result in a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessments, fines or penalties that are currently being contested in good faith or that, individually or collectively, would not result in a Material Adverse Effect. No audits or other administrative proceedings or court proceedings are presently pending against any of the Transaction Entities or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Transaction Entities or the Subsidiaries that it intends to investigate its tax affairs, except for any such audits or investigations that, individually or collectively, would not result in the assessment of material taxes.

(mm)          Real Estate Investment Trust. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable years ended December 31, 2010 through December 31, 2018, and the Company’s organization and method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT set forth in the Registration Statement and the Prospectus are correct in all material respects.

(nn)            Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(oo)            No Restriction on Subsidiaries. No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or membership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except as disclosed in the Registration Statement and the Prospectus.

(pp)            No Unlawful Payments. None of the Transaction Entities, any of their respective Subsidiaries, any director or officer or, to the knowledge of the Transaction Entities, any agent, employee or other person associated with or acting on behalf of the Transaction Entities or any of their respective Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq)            Compliance with Anti-Money Laundering Laws. The operations of the Transaction Entities and their respective Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions in which the Transaction Entities and their respective Subsidiaries conduct business or whose Anti-Money Laundering Laws (as defined below) apply to the Transaction Entities, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(rr)              Compliance with OFAC. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, any director, officer, agent, employee or affiliate thereof is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered or enforced by OFAC.

(ss)             Prior Sales of Placement Shares or Company OP Units. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold, issued or distributed any Placement Shares and the Operating Partnership has not issued, sold or distributed any Company OP Units during the six-month period preceding the date hereof.

(tt)              Reserved.

(uu)           Independent Accountants. The Company’s accountants, who have certified the Company’s financial statements and supporting schedules included in the Registration Statement and the Prospectus (the “Accountants”), are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

(vv)             ERISA Matters. The Transaction Entities and each of their Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Transaction Entities and each Subsidiary would have any liability; the Transaction Entities and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code; and each “pension plan” for which the Transaction Entities or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ww)          Subsidiary Partnership Tax Classification. Each of the Operating Partnership and each Subsidiary that is a partnership or a limited liability company under state law has been at all relevant times properly classified as a partnership or a disregarded entity, and not as a corporation or an association taxable as a corporation, for federal income tax purposes.

(xx)             Related-Party Transactions. There are no relationships, whether direct or indirect, or related-party transactions involving the Transaction Entities or any of their respective Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required by the Securities Act.

Certificates of Officers. Any certificate signed by any officer of either Transaction Entity, as applicable, and delivered to the Agents or counsel for the Agents in connection with the offering of the Placement Shares shall be deemed a representation and warranty by each Transaction Entity, as applicable, as to matters covered thereby, to the Agents.

7.               Covenants of the Company. The Transaction Entities covenant and agree with the Agents that:

(a)               Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than documents incorporated by reference, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); and (iii) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company). Notwithstanding the foregoing, the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents not reasonably objected thereto (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agents with any advance copy of such filing or to provide the Agents with the opportunity to object to such filing if such filing does not name the Agents or does not relate to the transactions contemplated by this Agreement; provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR.

(b)               Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c)               Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agents promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Designated Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, that, notwithstanding the foregoing, the Company may elect to delay any such amendment or supplement if, in the Company’s judgment, it is in the best interest of the Company to do so.

(d)               Listing of Placement Shares. The Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)               Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(f)                Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 45 days after the end of the Company’s interim fiscal quarter, and not later than 90 days after the end of the Company’s fiscal year, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g)               Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus under the section entitled “Use of Proceeds.”

(h)               Notice of Other Sales. Without the prior written consent of the Agents, which consent shall not be unreasonably withheld, conditioned or delayed, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the third (3rd) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agents hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); provided, however, that the foregoing obligations shall not apply to (i) the Company’s issuance or sale of (x) any Common Stock in connection with the Company’s continuous offering of Series B Redeemable Preferred Stock pursuant to that certain prospectus supplement to the Registration Statement dated November 16, 2018, or any upsize or follow-on offering thereto, or (y) any Warrants to purchase Common Stock issued in connection with the issuance or sale of the Series B Redeemable Preferred Stock; (ii) the issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option or benefits plan or stock ownership plan or issuances permitted by FINRA; (iii) the issuance or sale of Common Stock pursuant to the Company’s dividend reinvestment plan whether now in effect or hereafter implemented; or (iv) the issuance of Common Stock upon the exercise of any currently outstanding warrants, options or other rights in effect or outstanding and disclosed in filings by the Company available on EDGAR. The Agents acknowledge that the term “Common Stock” as used in this Section 7(h) and this Agreement refers solely to the Company’s Class A common stock and not any other equity interest in the Company or the Operating Partnership, including without limitation any other class or series of the Company’s common stock or preferred stock, or any class or series of the Operating Partnership’s partnership interests.

(i)                 Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

(j)                 Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their respective representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location as may be mutually agreed upon by the parties, as the Agents may reasonably request.

(k)               Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(k)(i) by effecting a filing in accordance with the Exchange Act with respect to such information), and (ii) deliver such number of copies of each such prospectus supplement, if any, to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l)                 Representation Dates; Certificate. Each time during the term of this Agreement the Company (each date of filing of one or more of the documents referred to in clauses (i) through (iv) below shall be a “Representation Date”):

(i)                  Amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)            files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii)            files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)           files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

the Company shall furnish the Agents (but in the case of clause (iv) above only if the Agents reasonably determine that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or the Agents sell any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

(m)             Legal Opinion. On or prior to the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Agents (i) a written opinion of Kaplan, Voekler, Cunningham & Frank, PLC, (“Company Counsel”) as to corporate and securities matters, including negative assurance, dated as of the date such opinion is delivered, (ii) a written opinion of Vinson & Elkins LLP (“Company Tax Counsel”) as to tax matters dated as of the date such opinion is delivered, and (iii) a written opinion of Venable LLP (“Maryland Company Counsel”) as to Maryland corporate matters dated as of the date such opinion is delivered, in each case, in form and substance reasonably satisfactory to the Agents. Within five Trading Days of each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Agents the written opinion of Company Counsel, the written opinion of Company Tax Counsel and written opinion of Maryland Company Counsel in substantially the foregoing forms; provided, however, that in lieu of such opinion, Company Counsel or Maryland Company Counsel last furnishing such applicable opinion to the Agents may furnish to the Agents a letter (a “Reliance Letter”) substantially to the effect that the Agents may rely on such prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as then amended or supplemented).

(n)               Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and thereafter within five (5) Trading Days of each Representation Date (other than pursuant to Section 7(l)(iii)), with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause its Accountants to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that the Agents may request that the Company cause a Comfort Letter to be furnished to the Agents within ten (10) Trading Days of the date of occurrence of any material transaction or event, including the restatement of the Company’s financial statements. The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)               Secretary’s Certificate. On or prior to the first Representation Date, the Agents shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agents and their counsel.

(p)               Market Activities. The Transaction Entities will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Placement Shares or (ii) sell, bid for, or purchase any Placement Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

(q)               Investment Company Act. The Company will conduct its affairs in such a manner so that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(r)                No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares under this Agreement.

(s)                Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

8.              Representations and Covenants of the Agents. Each Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required. Each Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Each Agent will comply with all applicable laws and regulations in connection with the Placement Shares, including but not limited to Regulation M.

9.               Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as the Agents shall deem necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of the transfer agent and registrar for the Placement Shares, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, (vii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange, and (viii) the costs and expenses of legal counsel for the Agents incurred in connection with this Agreement and the offering of the Placement Shares not to exceed $40,000.

10.             Conditions to Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a)               Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)               No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would reasonably require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)               No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)               Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)               Representation Certificate. The Agents shall have received the certificates required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificates is required pursuant to Section 7(l).

(f)                Company Counsel Legal Opinion. The Agents shall have received the opinions of Company Counsel, Company Tax Counsel and Maryland Counsel required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such documents is required pursuant to Section 7(m).

(g)               Agents Counsel Legal Opinion. Agents shall have received from Duane Morris LLP, counsel for the Agents, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(m), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(h)               Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

(i)                 No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange, and the Common Stock shall not have been delisted from the Exchange.

(j)                 Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

(k)               Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)                 Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m)             No Termination Event. There shall not have occurred any event that would permit an Agent to terminate this Agreement pursuant to Section 13(a).

11.              Indemnification and Contribution.

(a)               Company Indemnification. The Company agrees to indemnify and hold harmless the Agents, their respective partners, members, directors, officers, employees and agents and each person, if any, who controls, is under common control with or is controlled by, the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              to the extent that any such expense is not paid under clause (i) of this Section 11(a), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 11(a); provided, that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; provided, however, that for the avoidance of doubt, any indemnification provided under this Section 11(a) shall not be duplicative; and

(iii)            to the extent that any such expense is not paid under clause (i) or clause (ii) of this Section 11(a), against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 11(a); provided, however, that for the avoidance of doubt, any indemnification provided under this Section 11(a) shall not be duplicative;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by an Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)               Agent Indemnification. Each Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to such Agent and furnished to the Company in writing by such Agent expressly for use therein.

(c)               Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party, and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of legal counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of legal counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under Section 11(c)(1), Section 11(c)(2), Section 11(c)(3) or Section 11(c)(4), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)               Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or an Agent, the Company and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents on the other hand. The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agents (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(e) shall be deemed to include, for the purpose of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(e), an Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(e), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of an Agent, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12.              Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13.              Termination.

(a)               An Agent may terminate this Agreement with respect to itself, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development has occurred that is reasonably likely to have a Material Adverse Effect or, in the sole judgment of such Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (iii) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 13(a), such Agent shall provide the required notice as specified in Section 14 (Notices).

(b)               The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)               Each Agent shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)               Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e)               This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), Section (b), Section (c), or Section (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9, Section 11, Section 12, Section 18 and Section 19 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to an Agent for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by an Agent under this Agreement. To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to Sections 13(a) (b) or (c) above, this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agents, unless and until terminated pursuant to Sections 13(a), (b), (c), or (d) above.

(f)                Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14.              Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:

B. Riley FBR, Inc.

299 Park Avenue, 7th Floor

New York, NY 10171

Attention:       General Counsel
Telephone:      (212) 457-9947

Email:              atmdesk@brileyfbr.com

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Facsimile: (414) 298-7474
Attention: Syndicate Department, with a copy to the Legal Department

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Facsimile: (415) 835-8920

Attention: Equity Securities

And

Compass Point Research and Trading, LLC

1055 Thomas Jefferson Street, NW

Suite 303

Washington DC 20007

Fax No.: (202) 540-7311

Attention: Jody Adam Rosen

E-mail: jrosen@compasspointllc.com

with a copy (which shall not constitute notice) to:

Duane Morris LLP
1540 Broadway

New York, NY 10036

Attention:      Dean M. Colucci

Telephone:    (973) 424-2020
Email:            dmcolucci@duanemorris.com

and if to the Company, shall be delivered to:

Bluerock Residential Growth REIT, Inc.

1345 Avenue of the Americas
32nd Floor
New York, New York 10105
Attention: Ramin Kamfar and Michael Konig
Email: rkamfar@bluerockre.com and mkonig@bluerockre.com

with a copy (which shall not constitute notice) to:

Kaplan Voekler Cunningham & Frank, PLC
1401 East Cary Street
Richmond, Virginia 23229
Attention: Chip Cunningham
Email: rcunningham@kv-legal.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.              Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and each Agent and their respective successors and the affiliates, controlling persons, partners, members, officers, directors, employees and agents referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16.              Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17.              Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18.              GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.              CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.              Use of Information. The Agents may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22.              Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23.              Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of each Agent and each Agent represents, warrants and agrees that, unless they obtain the prior consent of the Company none of them has made and none of them will make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24.              Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)               Each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)               it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)               The Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)               it is aware that the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)               it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agents’ obligations under this Agreement and to keep information provided by the Company to the Agents and counsel for the Agents confidential to the extent not otherwise publicly-available.

25.              Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials.

“Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes), the presence of which in the environment is prohibited, regulated or serves as the basis of liability as defined, listed or regulated by any Environmental Law.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“LTIP Units” means the special units of partnership interest of the Operating Partnership having the rights, preferences and other privileges designated in Section 4.04 and elsewhere in the OP Agreement.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Subsidiary” or “Subsidiaries” means each of the entities listed on Schedule 4, and any entities omitted from Schedule 4 shall be considered in the aggregate as a single subsidiary and as aggregated would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X. The Company hereby covenants and agrees to provide an updated Schedule 4 as of each Representation Date, other than a Representation Date upon which the provision of certificates is waived in accordance with Section 7(l).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership, and the Agents, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the parties.

Very truly yours,

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By:	/s/ Jordan B. Ruddy
Name: Jordan B. Ruddy
Title: Chief Operating Officer and President

BLUEROCK RESIDENTIAL HOLDINGS, L.P.

By:	Bluerock Residential Growth REIT, Inc.
Its:	General Partner

By:	/s/ Jordan B. Ruddy
Name: Jordan B. Ruddy
Title: Chief Operating Officer and President

ACCEPTED as of the date first-above written:

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Tim Stefanov
Name: Tim Stefanov
Title: Vice President

JMP SECURITIES LLC

By:	/s/ Ryan Abbe
Name: Ryan Abbe
Title: Managing Director

COMPASS POINT RESEARCH AND TRADING, LLC

By:	/s/ Jody Adam Rosen
Name: Jody Adam Rosen
Title: GC & CCO

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Bluerock Residential Growth REIT, Inc.

To:	[B. Riley FBR, Inc.] [Robert W. Baird & Co. Incorporated] [JMP Securities LLC] [Compass Point Research and Trading, LLC]

Attention:	[•]

Subject:	At Market Issuance--Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated At Market Issuance Sales Agreement, dated October [•], 2019 (the “Agreement”), by and among Bluerock Residential Growth REIT, Inc., a corporation (the “Company”), Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), and B. Riley FBR, Inc. (“B. Riley”), Robert W. Baird & Co. Incorporated (“Baird”), JMP Securities LLC (“JMP”) and Compass Point Research and Trading, LLC (“Compass Point”), the Company hereby requests that [identify Designated Agent] sell up to _____________________ shares of the Company’s Class A Common Stock, par value $0.01 per share, during the time period beginning on [month, day, time] and ending on [month, day, time].

SCHEDULE 2

Notice Parties

The Company

Name	Title	Email Address

R. Ramin Kamfar	Chairman and CEO	rkamfar@bluerockre.com

Jordan Ruddy	Chief Operating Officer and President	jruddy@bluerockre.com

Michael L. Konig	Chief Legal Officer and Secretary	mkonig@bluerockre.com

Christopher J. Vohs	Chief Financial Officer and Treasurer	cvohs@bluerockre.com

Ryan MacDonald	Chief Acquisitions Officer	rmacdonald@bluerockre.com

B. Riley

Name	Title	Email Address

Patrice McNicoll	Co-Head of Investment Banking	pmcnicoll@brileyfbr.com

Larry Goldsmith	Senior Managing Director Head of the Real Estate Investment Banking Group	lgoldsmith@brileyfbr.com

Keith Pompliano	Director	kpompliano@brileyfbr.com

Ryan Loforte	Director	rloforte@brileyfbr.com

Scott Ammaturo	Managing Director, Head of ATM Trading	sammaturo@brileyfbr.com

With a copy to atmdesk@brileyfbr.com.

Baird

Name	Title	Email Address

Barbara Nelson	Director, ATM Trading	banelson@rwbaird.com

Sandy Walter	Director, Real Estate Equity Capital Markets	swalter@rwbaird.com

JMP

Name	Title	Email Address

Ryan Abbe	Managing Director	rabbe@jmpsecurities.com

Eric Clark	Vice President	eclark@jmpsecurities.com

Aidan Whitehead	Managing Director	awhitehead@jmpsecurities.com

Lee Weiner	Director	lweiner@jmpsecurities.com

Compass Point

Name	Title	Email Address

Brian Stauffer	Managing Director	bStauffer@compasspointllc.com

Victor Ramsundar	Managing Director	vRamsundar@compasspointllc.com

Burke Hayes	Managing Director	BHayes@compasspointllc.com

SCHEDULE 3

________________________

Compensation

________________________

The Company shall pay to the Designated Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to up to 2% of the gross proceeds from sales of Placement Shares.

SCHEDULE 4

Company Subsidiaries

1.	Bluerock REIT Holdings, LLC, a Delaware limited liability company

2.	Bluerock Residential Holdings, L.P., a Delaware limited partnership

3.	BRG FNMA Shelf 1, LLC, a Delaware limited liability company

4.	BRG FNMA Shelf 2, LLC, a Delaware limited liability company

5.	BRG FNMA Shelf 3, LLC, a Delaware limited liability company

6.	BRG FNMA Shelf 4, LLC, a Delaware limited liability company

7.	BRG FNMA Shelf 5, LLC, a Delaware limited liability company

8.	BRG FNMA Shelf 6, LLC, a Delaware limited liability company

9.	BRG FNMA Shelf Manager, LLC, a Delaware limited liability company

10.	BRG FNMA Shelf Member, LLC, a Delaware limited liability company

11.	Waypoint Enders Owner, LLC, a Delaware limited liability company

12.	Waypoint Bluerock Enders JV, LLC, a Delaware limited liability company

13.	BR Enders Managing Member, LLC, a Delaware limited liability company

14.	BEMT Enders, LLC, a Delaware limited liability company

15.	BR Grandewood, LLC, a Delaware limited liability company

16.	BR Grandewood JV, LLC, a Delaware limited liability company

17.	BRG Grandewood TRS, LLC, a Delaware limited liability company

18.	BRG Grandewood, LLC, a Delaware limited liability company

19.	BRG Grandewood Manager, LLC, a Delaware limited liability company

20.	BR Park & Kingston Charlotte, LLC, a Delaware limited liability company

21.	BR Stonehenge 23Hundred JV, LLC, a Delaware limited liability company

22.	BRG Park and Kingston TRS, LLC, a Delaware limited liability company

23.	BRG Park and Kingston Manager, LLC, a Delaware limited liability company

24.	BEMT Berry Hill, LLC, a Delaware limited liability company

25.	BR Ashton I Owner, LLC, a Delaware limited liability company

26.	BRG Ashton NC, LLC, a Delaware limited liability company

27.	BR Ashton II Owner, LLC, a Delaware limited liability company

28.	Villas Partners, LLC, a Delaware limited liability company

29.	Oak Crest Villas JV, LLC, a Delaware limited liability company

30.	BR Oak Crest Villas, LLC, a Delaware limited liability company

31.	BRG Oak Crest Minority Member, LLC, a Delaware limited liability company

32.	BRG Ashton II Manager, LLC, a Delaware limited liability company

33.	BRG Oak Crest, LLC, a Delaware limited liability company

34.	BR Palmer Ranch Property Owner, LLC, a Delaware limited liability company

35.	BR Palmer Ranch JV, LLC, a Delaware limited liability company

36.	BRG Palmer Ranch TRS, LLC, a Delaware limited liability company

37.	BRG Palmer Ranch Manager, LLC, a Delaware limited liability company

38.	BRG Palmer Ranch, LLC, a Delaware limited liability company

39.	BR Gulfshore Property Owner, LLC, a Delaware limited liability company

40.	BR Gulfshore JV, LLC, a Delaware limited liability company

41.	BRG Gulfshore TRS, LLC, a Delaware limited liability company

42.	BRG Gulfshore Manager, LLC, a Delaware limited liability company

43.	BRG Gulfshore, LLC, a Delaware limited liability company

44.	BR Henderson Beach, LLC, a Delaware limited liability company

45.	BRG Henderson Beach Manager, LLC, a Delaware limited liability company

46.	BRG Henderson Beach, LLC, a Delaware limited liability company

47.	BR Carroll Tenside, LLC, a Delaware limited liability company

48.	BR Carroll Tenside JV, LLC, a Delaware limited liability company

49.	BR Tenside JV Member, LLC, a Delaware limited liability company

50.	BRG Tenside, LLC, a Delaware limited liability company

51.	BR Carroll Glenridge, LLC, a Delaware limited liability company

52.	BR Carroll Glenridge JV, LLC, a Delaware limited liability company

53.	BR Glenridge JV Member, LLC, a Delaware limited liability company

54.	BRG Glenridge, LLC, a Delaware limited liability company

55.	BR St. Lucie, LLC, a Delaware limited liability company

56.	BR St. Lucie JV, LLC, a Delaware limited liability company

57.	BRG St. Lucie TRS, LLC, a Delaware limited liability company

58.	BRG St. Lucie Manager, LLC, a Delaware limited liability company

59.	BRG St. Lucie, LLC, a Delaware limited liability company

60.	BR 8700 Brodie Lane, LLC, a Delaware limited liability company

61.	BR F&B 8700 Brodie Lane JV, LLC, a Delaware limited liability company

62.	BR 8700 Brodie Lane JV Member, LLC, a Delaware limited liability company

63.	BRG 8700 Brodie Lane, LLC, a Delaware limited liability company

64.	BR Roswell, LLC, a Delaware limited liability company

65.	BR Hawthorne Springhouse JV, LLC, a Delaware limited liability company

66.	BR Springhouse Managing Member, LLC, a Delaware limited liability company

67.	BR Springhouse TRS, LLC, a Delaware limited liability company

68.	BEMT Springhouse, LLC, a Delaware limited liability company

69.	BR 8800 South First, LLC, a Delaware limited liability company

70.	BR F&B 8800 South First JV, LLC, a Delaware limited liability company

71.	BR 8800 South First JV Member, LLC, a Delaware limited liability company

72.	BRG 8800 South First, LLC, a Delaware limited liability company

73.	BR Wesley Village, LLC, a Delaware limited liability company

74.	BRG Wesley Venture, LLC, a Delaware limited liability company

75.	BRG Wesley TRS, LLC, a Delaware limited liability company

76.	BRG Wesley Investor, LLC, a Delaware limited liability company

77.	BR CWS Cibolo Canyon Owner, LLC, a Delaware limited liability company

78.	BR CWS Cascades I Owner, LLC, a Delaware limited liability company

79.	BR CWS Cascades II Owner, LLC, a Delaware limited liability company

80.	BR CWS 2017 Portfolio JV LLC, a Delaware limited liability company

81.	BR CWS Portfolio Member LLC, a Delaware limited liability company

82.	BRG CWS Portfolio, LLC, a Delaware limited liability company

83.	BR-HR Cypress Creek, LLC, a Delaware limited liability company

84.	BR-HR Cypress Creek JV, LLC, a Delaware limited liability company

85.	BR Cypress Creek JV Member, LLC, a Delaware limited liability company

86.	BRG Cypress Creek, LLC, a Delaware limited liability company

87.	BR Citrus Tower, LLC, a Delaware limited liability company

88.	Bell BR Waterford Crossing JV, LLC, a Delaware limited liability company

89.	BR Waterford JV Member, LLC, a Delaware limited liability company

90.	BRG Citrus Tower Manager, LLC, a Delaware limited liability company

91.	BR Waterford JV Minority Member, LLC, a Delaware limited liability company

92.	BRG Waterford, LLC, a Delaware limited liability company

93.	BR Greystone, LLC, a Delaware limited liability company

94.	BRG Greystone Manager, LLC, a Delaware limited liability company

95.	BRG Greystone, LLC, a Delaware limited liability company

96.	BR Hunters Creek, LLC, a Delaware limited liability company

97.	BRG Hunters Creek Manager, LLC, a Delaware limited liability company

98.	BRG Hunters Creek, LLC, a Delaware limited liability company

99.	BR Metrowest, LLC, a Delaware limited liability company

100.	BR Metrowest Holdco, LLC, a Delaware limited liability company

101.	BRG Metrowest Manager, LLC, a Delaware limited liability company

102.	BRG Metrowest, LLC, a Delaware limited liability company

103.	BR Greenville, LLC, a Delaware limited liability company

104.	BRG Greenville Manager, LLC, a Delaware limited liability company

105.	BRG Greenville, LLC, a Delaware limited liability company

106.	BR CWS Plum Creek, LLC, a Delaware limited liability company

107.	BR CWS Plum Creek JV, LLC, a Delaware limited liability company

108.	BR Plum Member, LLC, a Delaware limited liability company

109.	BRG Plum, LLC, a Delaware limited liability company

110.	BR Sands Parc, LLC, a Delaware limited liability company

111.	BRG Sands Parc Manager, LLC, a Delaware limited liability company

112.	BRG Sands Parc, LLC, a Delaware limited liability company

113.	BR F&B Cactus Street, LLC, a Delaware limited liability company

114.	BR F&B Cactus Street JV, LLC, a Delaware limited liability company

115.	BRG Cactus Street, LLC, a Delaware limited liability company

116.	BR F&B Willow Chase BLVD, LLC, a Delaware limited liability company

117.	BR F&B Willow Chase BLVD JV, LLC, a Delaware limited liability company

118.	BR Willow Chase BLVD Member, LLC, a Delaware limited liability company

119.	BRG Willow Chase BLVD, LLC, a Delaware limited liability company

120.	BR CWS Lakewood, LLC, a Delaware limited liability company

121.	BR CWS Lakewood JV, LLC, a Delaware limited liability company

122.	BRG Lakewood Manager, LLC, a Delaware limited liability company

123.	BRG Lakewood, LLC, a Delaware limited liability company

124.	BR Providence Nashville, LLC, a Delaware limited liability company

125.	BR Providence Nashville Manager, LLC, a Delaware limited liability company

126.	BR DFW Portfolio JV, LLC, a Delaware limited liability company

127.	BRG DFW TRS, LLC, a Delaware limited liability company

128.	BRG DFW Portfolio, LLC, a Delaware limited liability company

129.	BR Element, LLC, a Delaware limited liability company

130.	BR Element Manager, LLC, a Delaware limited liability company

131.	BR Sanctuary, LLC, a Delaware limited liability company

132.	BRG Sanctuary Manager, LLC, a Delaware limited liability company

133.	BRG Sanctuary, LLC, a Delaware limited liability company

134.	BR Denim Scottsdale TIC-1, LLC, a Delaware limited liability company

135.	BRG Denim Scottsdale TIC-1 Manager, LLC, a Delaware limited liability company

136.	BR-TBR Lake Boone Capital Member, LLC, a Delaware limited liability company

137.	BRG Lake Boone NC TRS, LLC, a Delaware limited liability company

138.	BRG Lake Boone NC, LLC, a Delaware limited liability company

139.	BR Denim Scottsdale TIC-2, LLC, a Delaware limited liability company

140.	BRG Denim Scottsdale TIC-2 Manager, LLC, a Delaware limited liability company

141.	BR/CDP UCFP Venture, LLC, a Delaware limited liability company

142.	BRG UCFP TRS, LLC, a Delaware limited liability company

143.	BRG UCFP Investor, LLC, a Delaware limited liability company

144.	BRG Denim Property Management, LLC, a Delaware limited liability company

145.	BR T&C Blvd. Owner, LLC, a Delaware limited liability company

146.	BR T&C Blvd Mezz Borrower, LLC, a Delaware limited liability company

147.	BR T&C BLVD., LLC, a Delaware limited liability company

148.	BR T&C BLVD JV Member, LLC, a Delaware limited liability company

149.	BRG T&C BLVD Houston, LLC, a Delaware limited liability company

150.	BR Bellaire Blvd Owner, LLC, a Delaware limited liability company

151.	BR Bellaire Blvd Mezz Borrower, LLC, a Delaware limited liability company

152.	BR Bellaire BLVD, LLC, a Delaware limited liability company

153.	BR Southside Member, LLC, a Delaware limited liability company

154.	BRG Southside, LLC, a Delaware limited liability company

155.	BR-TBR Whetstone Owner, LLC, a Delaware limited liability company

156.	BR-TBR Whetstone Venture, LLC, a Delaware limited liability company

157.	BR Whetstone Member, LLC, a Delaware limited liability company

158.	BRG Whetstone Durham, LLC, a Delaware limited liability company

159.	CB Owner, LLC, a Delaware limited liability company

160.	BR/CDP CB Venture, LLC, a Delaware limited liability company

161.	BR Cheshire Member, LLC, a Delaware limited liability company

162.	BRG Cheshire, LLC, a Delaware limited liability company

163.	BR – ArchCo Domain Phase 1, LLC, a Delaware limited liability company

164.	BR ArchCo Domain 1 Mezz, LLC, a Delaware limited liability company

165.	BR – ArchCo Domain Phase 1 JV, LLC, a Delaware limited liability company

166.	BR Member Domain Phase 1, LLC, a Delaware limited liability company

167.	BRG Domain Phase 1 Profit Share, LLC, a Delaware limited liability company

168.	BRG Domain Phase 1, LLC, a Delaware limited liability company

169.	BR ArchCo Flagler Village, LLC, a Delaware limited liability company

170.	BR Flagler Investor, LLC, a Delaware limited liability company

171.	BR ArchCo Flagler Village JV, LLC, a Delaware limited liability company

172.	BR Flagler JV Member, LLC, a Delaware limited liability company

173.	BRG Flagler Village, LLC, a Delaware limited liability company

174.	BR ArchCo Morehead, LLC, a Delaware limited liability company

175.	BR ArchCo Morehead Mezz, LLC, a Delaware limited liability company

176.	BR ArchCo Morehead JV, LLC, a Delaware limited liability company

177.	BR Morehead JV Member, LLC, a Delaware limited liability company

178.	BRG Morehead NC, LLC, a Delaware limited liability company

179.	BR NCC Boca Apok Owner, LLC, a Delaware limited liability company

180.	BR NCC Boca Apok Venture, LLC, a Delaware limited liability company

181.	BR Boca JV Member, LLC, a Delaware limited liability company

182.	BRG Boca, LLC, a Delaware limited liability company

183.	BR Crescent Perimeter, LLC, a Delaware limited liability company

184.	BR Crescent Perimeter Venture, LLC, a Delaware limited liability company

185.	BR Perimeter JV Member, LLC, a Delaware limited liability company

186.	BRG Perimeter, LLC, a Delaware limited liability company

187.	BR Vickers Roswell, LLC, a Delaware limited liability company

188.	BR Vickers Roswell JV, LLC, a Delaware limited liability company

189.	BR Vickers Roswell JV Member, LLC, a Delaware limited liability company

190.	BRG Vickers Roswell, LLC, a Delaware limited liability company

191.	SW Leander, LLC, a Delaware limited liability company

192.	BR SW Leander JV, LLC, a Delaware limited liability company

193.	BRG Leander Investor, LLC, a Delaware limited liability company

194.	Wayforth at Concord, LLC, a Delaware limited liability company

195.	BRG Wayforth Investor, LLC, a Delaware limited liability company

196.	SW Montopolis, LLC, a Delaware limited liability company

197.	BR SW Montopolis JV, LLC, a Delaware limited liability company

198.	BRG Montopolis Investor, LLC, a Delaware limited liability company

199.	BR Chapel Hill, LLC, a Delaware limited liability company

200.	BR Chapel Hill JV, LLC, a Delaware limited liability company

201.	BRG Chapel Hill Lender, LLC, a Delaware limited liability company

202.	Thornton Apartments, LLC, a Delaware limited liability company

203.	Thornton Flats JV, LLC, a Delaware limited liability company

204.	BRG Thornton Flats Investor, LLC, a Delaware limited liability company

205.	Mira Vista Holdco, LLC, a Delaware limited liability company

206.	Mira Vista JV, LLC, a Delaware limited liability company

207.	BRG Mira Vista Investor, LLC, a Delaware limited liability company

208.	BRG Flagler Village Development Manager, LLC, a Delaware limited liability company

209.	BRG Morehead Development Manager, LLC, a Delaware limited liability company

210.	BRG Domain Phase 1 Development Manager, LLC, a Delaware limited liability company

EXHIBIT 7(l)

Form of Representation Date Certificate

___________, 20___

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the Amended and Restated At Market Issuance Sales Agreement, dated October [•], 2019 (the “Agreement”), among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), and B. Riley FBR, Inc. (“B. Riley”), Robert W. Baird & Co. Incorporated (“Baird”), JMP Securities LLC (“JMP”) and Compass Point Research and Trading, LLC (“Compass Point”; each of B. Riley, Baird, JMP and Compass Point individually an “Agent” and together, the “Agents”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Company, having made reasonably inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate on behalf of the Company, hereby certifies as follows:

1.       As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make this paragraph 1 to be true.

2.       Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, except for those representations and warranties that speak solely as of a specific date, true and correct in all material respects.

3.       Except as waived by the Agents in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4.       Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including in the Incorporated Documents, there has been no Material Adverse Effect.

5.       No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6.       No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or blue sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

7.       Attached hereto is Schedule 4 to the Agreement, updated and current as of the date of this Certificate.

The undersigned has executed this Representation Date Certificate as of the date first written above.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By:

Name:

Title:

EXHIBIT 23

Permitted Issuer Free Writing Prospectuses

None.

56